                                                                            4(G)
                                                                        EX. 4(B)

                              THE ALPINE GROUP, INC.,

                                    ISSUER,

                       SUPERIOR TELECOMMUNICATIONS INC.,
                 ADIENCE, INC., AND SUPERIOR CABLE CORPORATION,

                             SUBSIDIARY GUARANTORS

                                      AND

                              MARINE MIDLAND BANK,

                                    TRUSTEE

                             ---------------------

                             SUPPLEMENTAL INDENTURE

                          DATED AS OF OCTOBER 2, 1996

                            ------------------------

                    SUPPLEMENTING AND AMENDING THE INDENTURE
                           DATED AS OF JULY 15, 1995
                          WITH RESPECT TO $153,000,000
                     12 1/4% SENIOR SECURED NOTES DUE 2003
                                      AND
                 12 1/4% SERIES B SENIOR SECURED NOTES DUE 2003

    SUPPLEMENTAL INDENTURE, dated as of October 2, 1996 (this "Supplemental Indenture"), made by and between The Alpine Group, Inc., a Delaware corporation (the "Company"), Superior Telecommunications Inc., a Georgia corporation, Adience, Inc., a Delaware corporation, Superior Cable Corporation, an Ontario corporation, and Marine Midland Bank, a New York banking corporation and trust company (the "Trustee"), to the Original Indenture (as such term is hereinafter defined).

    WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore entered into the Original Indenture, pursuant to the provisions of which the Company has heretofore issued $153,000,000 in aggregate principal amount of the Notes;

    WHEREAS, the Company desires to supplement and amend, and to obtain the waiver of certain provisions under, the Original Indenture in accordance with its terms;

    WHEREAS, Section 902 of the Original Indenture provides that the Company and the Trustee may amend the Original Indenture with the written consent of the Holders of at least a majority of the aggregate principal amount of the outstanding Notes;

    WHEREAS, Holders of at least a majority of the aggregate principal amount of the outstanding Notes have provided such written consent to the Trustee; and

    WHEREAS, all conditions and requirements necessary to authorize the execution and delivery of this Supplemental Indenture have been duly complied with or done and performed by the Company, and all actions necessary to make this Supplemental Indenture and the Original Indenture, as supplemented by this Supplemental Indenture, valid, binding and legal instruments according to their terms (and, with respect to this Supplemental Indenture, in accordance with the terms of the Original Indenture) have been complied with or done and performed;

    NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH that, for and in consideration of the premises and of the mutual covenants herein contained and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Subsidiary Guarantors covenant and agree with the Trustee, for the benefit of all present and future Holders of the Notes, as follows:

    Section 1. The definitions set forth or incorporated by reference in the Original Indenture shall be applicable to this Supplemental Indenture as fully and to the same extent and effect as if set forth herein, except as otherwise expressly provided herein. As used in this Supplemental Indenture, the term "Original Indenture" shall mean the Indenture, dated as of July 15, 1995, among the Company, the Subsidiary Guarantors and the Trustee, with respect to the Notes.

    Section 2. The Trustee waives compliance by the Company with the provisions of the Original Indenture, including without limitation Sections 801, 1011, 1016 and 1407, for the purpose of, and any Event of Default that may arise in connection with, the completion of any or all of the transactions described in the Offer to Purchase and Consent Solicitation Statement, dated August 29, 1996, of the Company (as amended, the "Statement"), including without limitation:

        (a) the reorganization of Superior and DNE described therein; and

        (b) the recapitalization of Superior as described therein.

    Section 3. The definition of Permitted Investments in Section 101 is amended by deleting the word "and" at the end of clause (v) thereof, deleting the period and adding "; and" at the end of clause (vi) thereof, and inserting a new clause (vii) as follows:

        "(vii) Investments in the managed investment accounts of the Company existing on the date of the initial issuance of the Notes, Investments held in any such accounts and Investments of any proceeds of the sale or exchange of any assets held in such accounts, including without limitation an Investment of all or any part of the assets in such accounts in a Subsidiary formed for the purpose of managing such Investments; provided that in the event the Company makes an Investment in such a Subsidiary, such Subsidiary shall not be a Restricted Subsidiary for any purpose under this Indenture."

    Section 4. The first paragraph of Section 205 (Form of Reverse of Note) is amended to read in its entirety as follows:

        "This Note is one of a duly authorized issue of securities of the Company designated as its 12 1/4% Series B Senior Secured Notes due 2003 (herein called the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $153,000,000, which may be issued under an indenture (herein called the "Indenture") dated as of July 15, 1995, among the Company, Superior Telecommunications Inc., a corporation organized under the laws of the State of Georgia ("Superior"), Adience, Inc., a corporation organized under the laws of the State of Delaware ("Adience," and together with all successor guarantors under the Indenture, the "Subsidiary Guarantors") and Superior Cable Corporation, a corporation organized under the laws of Ontario, Canada ("Superior Canada") and Marine Midland Bank, trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Subsidiary Guarantors, Superior, Superior Canada, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered."

    Section 5. (a) The Trustee waives compliance by the Company with the provisions of Section 1014 for the purpose of permitting the Board of Directors of the Company to designate Superior Telecommunications Inc., Superior Cable Corporation, and DNE Technologies, Inc., and any subsidiaries of such companies or subsidiaries of the Company (including, without limitation, Superior TeleCom Inc., a Delaware corporation) holding, directly or indirectly, the capital stock of such companies, and any subsidiary of any of the foregoing subsidiaries, as an Unrestricted Subsidiary, and each such company is and hereafter shall be an Unrestricted Subsidiary.

        (b) The second paragraph of Section 1014 is amended by changing the parenthetical phrase in the first sentence thereof to read "(other than Adience and its subsidiaries)."

        (c) The third paragraph of Section 1014 is amended by changing the proviso in the first sentence thereof to read "provided that in no event shall the business currently operated by Adience and its subsidiaries be transferred to or held by an Unrestricted Subsidiary."

    Section 6. (a) Each of Superior Telecommunications Inc., Superior Cable Corporation, and DNE Technologies, Inc., and each subsidiary of each such company, is hereby released from and relieved of any obligations under Article Thirteen and its Subsidiary Guarantee.

        (b) The Guarantee Agreement of Superior Cable Corporation is hereby terminated and of no further force or effect and Superior Cable Corporation is hereby released from and relieved of any obligations thereunder.

        (c) The Trustee waives compliance by the Company with the provisions of
    Section 1306 for the purpose of the releases contemplated by this Section 6.

    Section 7.  Subparagraph (a) of Section 1407 is hereby deleted.

    Section 8. Subparagraph (b), clause (vii), of Section 1011 is amended by adding the following at the end thereof: "; provided, however, that if the public offering by Superior TeleCom Inc. of its common stock described in
Section 3 of the Offer to Purchase and Consent Solicitation Statement of the Company, dated August 29, 1996 (as amended, the "Statement"), occurs on or prior to December 31, 1996, such amount thereupon shall be increased to $25,000,000, without regard to any payments made in connection with the Transactions defined and described in Section 3 of the Statement."

    Section 9. This Supplemental Indenture is a supplemental indenture pursuant to Section 902 of the Original Indenture. Upon execution and delivery of this Supplemental Indenture, the terms and conditions of this Supplemental Indenture shall be part of the terms and conditions of the Original Indenture for any and all purposes, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that in case of conflict, the provisions of this Supplemental Indenture will control.

    Section 10. This Supplemental Indenture shall become effective no earlier than the Acceptance Date, as such term is defined in the Statement.

    Section 11. Except as they have been modified in this Supplemental Indenture, each and every term and provision of the Original Indenture shall continue in full force and effect, and all references to the Indenture in the Original Indenture shall hereafter be deemed to mean the Original Indenture as supplemented and amended pursuant hereto.

    Section 12. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original, but which counterparts shall together constitute but one and the same instrument.

    Section 13. This Supplemental Indenture shall be governed by and construed in accordance with the law of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

    Section 14. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

                            [SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

                                THE ALPINE GROUP, INC.

                                By:              /s/ BRAGI F. SCHUT
                                     -----------------------------------------
                                                   Bragi F. Schut
                                              EXECUTIVE VICE PRESIDENT

                                SUPERIOR TELECOMMUNICATIONS INC.,

                                By:              /s/ BRAGI F. SCHUT
                                     -----------------------------------------
                                                Name: Bragi F. Schut
                                            Title: Senior Vice President

                                ADIENCE, INC.

                                By:              /s/ BRAGI F. SCHUT
                                     -----------------------------------------
                                                Name: Bragi F. Schut
                                            Title: Senior Vice President

                                SUPERIOR CABLE CORPORATION

                                By:              /s/ BRAGI F. SCHUT
                                     -----------------------------------------
                                                Name: Bragi F. Schut
                                            Title: Senior Vice President

                                MARINE MIDLAND BANK,
                                as Trustee

                                By:               /s/ FRANK GODINO
                                     -----------------------------------------
                                                 Name: Frank Godino
                                          Title: Assistant Vice President

                                      S-1